Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION.  AS A RESULT, FOLLOWING ANY REDEMPTION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

7% SENIOR SECURED CONVERTIBLE NOTE

OF

LIQUIDMETAL TECHNOLOGIES, INC.

Note No.: D-	Original Principal Amount: $
Issuance Date: August 2, 2005	Lake Forest, California

THIS NOTE (this “Note”) is one of a duly authorized issue of Notes issued by LIQUIDMETAL TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 7% Senior Secured Convertible Note in an aggregate principal amount of up to Fifteen Million U.S. Dollars (U.S. $15,000,000.00) (the “Notes”).  All principal and unpaid interest under this Note shall become due and payable on August 2, 2007 (the “Maturity Date”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of                        , or its registered assigns or successors-in-interest (“Holder”), the principal sum of                                                (U.S. $                     ) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7.0% per annum from the issuance date specified above (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Notwithstanding anything to the contrary contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a), at the rate (the “Default Rate”) equal to the lower of fourteen percent (14%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may be prepaid in whole or in part at any time without penalty.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the “Purchase Agreement”).  For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Conversion Price” shall be $2.00 (U.S.) per share, as adjusted as set forth herein.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Issuance Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair market value of such consideration as determined in good faith by the board of directors of the Company.

“Principal Amount” shall refer to any unpaid principal amounts outstanding under this Note.

“Principal Market” shall mean the principal market, exchange, or quotation service on which the Common Stock is then listed or quoted for trading.

“Registration Statement” shall have the meaning set forth in the Amended and Restated Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares”  means the shares of Common Stock into which this Note is convertible in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.                                          Payments of Principal and Interest.

(a)                                  Interest Payments.  The Company shall pay all accrued but unpaid interest on the Principal Amount of this Note (the “Quarterly Amount”), on the first business day of each consecutive calendar quarter (each an “Interest Payment Date”) beginning on October 1, 2005.  The Quarterly Amount shall be paid in cash.

(b)                                 Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note and all remaining accrued and unpaid interest shall be due and payable on the Maturity Date.  Payment of the Principal Amount shall be effected in cash.

(c)                                  Taxes.  The Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

(d)                                 Security.  This Note is secured by a security interest in certain assets of the Company pursuant to that certain Amended and Restated Security Agreement, dated of even date herewith, among the Company, the Holder, and the other “Purchasers” under the Purchase Agreement.

Section 2.                                          Seniority.  The obligations of the Company hereunder shall rank senior to all other Debt of the Company, whether now or hereinafter existing, except as and to the extent set forth in Section 3.2 of the Purchase Agreement.

Section 3.                                          Defaults and Remedies.

(a)                                  Events of Default.     An “Event of Default” is:  (i) a default in payment of the Principal Amount, when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) days after the date such interest payment is due; (ii) a default in the timely issuance of the Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term timely shall mean within ten (10) days following the conversion date) (iii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement or the Transaction Documents, (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement or Transaction Documents that remains uncured for thirty (30) business days after notice to the Company; (v) any event or condition shall occur which (x) results in the acceleration of the maturity of any material long-term debt (other than the Note) of the Company or any of its subsidiaries, or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such material long-term debt or any or person acting on behalf of such holder’s behalf to accelerate the maturity thereof, or (vi) if the Company or any of its subsidiaries is subject to any Bankruptcy Event.  “Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

(b)                                 Remedies.  If an Event of Default occurs and is continuing with respect to this Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately.  The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 4.                                          Covenants.  The Company hereby covenants and agrees that, for so long as any Notes remain outstanding, unless the Purchasers shall otherwise consent in writing, the Company shall not, and shall not permit any subsidiary to, directly or indirectly after the date hereof (a) create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any indebtedness, other than as permitted in Section 3.2 of the Purchase Agreement, (b) assign, transfer, encumber or otherwise dispose of Collateral (as defined in that certain Amended and Restated Security Agreement, dated August 2, 2005 between the Company, the Agent and the Investors (as defined therein) (the “Security Agreement”)), except as permitted under Section 5(a) of the Security Agreement; (c) guaranty or become surety for the obligations of any other person, other than any guaranty or surety with respect to the obligations of a subsidiary of the Company or any guaranty or surety made in the ordinary course of the Company’s business, provided that such guaranty or surety does not exceed $500,000 in the aggregate; (d) acquire (whether for cash, property, services, assumption of debt, securities or otherwise) any shares of capital stock, bonds, notes, debentures, time deposits or other securities of any other person, in excess of the aggregate amount of $1.0 million over any rolling 12-month period; (e) purchase or otherwise acquire (whether for cash, property, services, assumption of debt, securities or otherwise) any Assets (defined below) in excess of the aggregate amount of $3.0 million over any rolling 12-month period; (f) engage in or consummate any sale, purchase, merger or other transaction or series of transactions that would result in any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor provision) having (i) beneficial ownership, directly or indirectly, of more than 40% of the equity of the Company or (ii) the right to appoint or cause to be appointed a majority of new officers of the Company; or (g) engage in or consummate any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale, lease or exchange of all or substantially all of the property and assets of the Company to another person.  For purposes of this paragraph, the term “Assets” shall mean any capital assets or fixed assets, provided that such term shall not include inventory or other assets purchased in ordinary course of the Company’s business.

Section 5.                                          Conversion.

(a)                                  Conversion by Holder.  From and after the Issuance Date and subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder’s option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount and all accrued and unpaid interest under this Note into shares of the Company’s common stock, par value $.001 per share (“Common Stock”), at the then applicable Conversion Price, by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested).  The Conversion Notice shall specify a date for the conversion to be effective, which date shall be no earlier than the date on which the Conversion Notice is delivered (the “Conversion Date”), and the Conversion Notice shall be irrevocable when delivered.

(b)                                 Conversion Procedures.  Upon conversion of this Note pursuant to this Section 5, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price and any accrued but unpaid interest shall be paid in cash.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(c)                                  Conversion Price Adjustments.

(i)                                     Stock Dividends, Splits and Combinations.  If the Company or any of its subsidiaries, at any time while the Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier.  Any adjustment made pursuant to this Section 5(c) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(ii)                                  Distributions.  If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 5(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of this Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of this Note would have received had this Note been converted into Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

(iii)                               Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the Closing Date issues or sells any Common Stock or any Convertible Securities (other than (A) pursuant to warrants, convertible notes, or other Convertible Securities issued prior to the Issuance Date, (B) pursuant to warrants or convertible notes granted pursuant to the Purchase Agreement, (C) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date of the Purchase Agreement, (D) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction, except as provided for in paragraph 5(c)(i) hereof, and (E) shares of Common Stock issued at a price not less than the average closing price per share of Common Stock for the 5 Trading Days immediately preceding the date of issuance to Growell Metal Co., Ltd. pursuant to the Settlement Agreement, dated on or about January 10, 2004, between Growell Metal Co., Ltd. and the Company’s South Korean subsidiary), at an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issuance or sale.  For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

(iv)                              Rounding of Adjustments.  All calculations under this Section 5(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)                                 Notice of Adjustments.  Whenever the Conversion Price is adjusted pursuant to this Section 5(c), the Company shall promptly deliver to the Holder of this Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)                              Fundamental Changes.   In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, “Fundamental Change”), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.

(vii)                           Further Adjustment.  In the event that (a) this Note is not paid in full or converted within thirty (30) days after the Maturity Date, or (b) the Company breaches any of the covenants set forth in Section 4 hereof, the Conversion Price shall be recalculated such that for so long as this Note remains unpaid or such breach is occurring and remains uncured, as applicable, the Conversion Price shall be equal to the lower of the Conversion Price then in effect and the average closing price per share of Common Stock for the 5 Trading Days immediately preceding the date of conversion.

(d)                                 Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of this Note, not less than such number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 5) upon the conversion of this Note hereunder in Common Stock.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)                                  No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)                                    Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)                                 Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)                                 Mandatory Conversion.

(i)                                     If at any time after the Issuance Date, the closing per share price of the Common Stock exceeds $5.00 (as such price may be proportionally adjusted for stock splits, reverse splits, stock dividends and recapitalizations) for 30 consecutive Trading Days (the “Pricing Event”), and further provided that the Registration Statement has been effective for at least such 30 Trading Day period, including the Mandatory Conversion Date (as defined below), the Company shall have the option, exercisable by delivering an irrevocable notice to the Holder (the “Mandatory Conversion Notice”) to provide that the Note (including the Principal Amount and all accrued and unpaid interest) shall be converted at the then-applicable Conversion Price on a date (the “Mandatory Conversion Date”) at least 30 but no more than 60 days from the date of the Mandatory Conversion Notice.  The foregoing shall not affect the right of the Holder to convert this Note pursuant to Section 5(a) above at all times up to and including the Mandatory Conversion Date.

(ii)                                  Notwithstanding the preceding subsection (h)(i), the Holder of this Note shall not be obligated to convert this Note on a Mandatory Conversion Date unless and until each of the following conditions has been satisfied at all times from the date of the Mandatory Conversion Notice up to and including the Mandatory Conversion Date:

(A)                              The Registration Statement has been effective;

(B)                                No Event of Default has occurred and is continuing; and

(C)                                The Holder has received unlegended certificates representing shares of Common Stock with respect to all conversions for which Conversion Notices have been given.

(iii)                               A mandatory conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Note contained herein.

Section 6.                                          General.

(a)                                  Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)                                 Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)                                  Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)                                 Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)                                  Amendments and Waivers.

A.                                   The provisions of this Note, including, but not limited to, any decision to convert the Note, any waiver of the restrictive covenants or adjustment provision and any change to a conversion price, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Holders of not less than 50% in Principal Amount of the Notes then outstanding (the “Required Holders”); provided, however, that no such amendment, modification or waiver which would (i) modify this Section 6(e), (ii) extend the Maturity Date for more than one year, or (iii) reduce the Principal Amount or any amounts payable hereunder or (iv) not be uniform and non-discriminatory as to any particular Note, shall be made without the consent of the Holder of each Note so affected.

B.                                     Except as provided herein, no failure or delay on the part of the Holder in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(f)                                    Governing Law; Jurisdiction.

(i)                                     Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)                                  Jurisdiction.  The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)                               No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)                                 Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)                                 Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(i)                                     Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

[signature on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first set forth above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
John Kang, President and Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder

in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of LIQUIDMETAL TECHNOLOGIES, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address